                                                                   EXHIBIT 4.3





--------------------------------------------------------------------------------










                                 INTEREST CALCULATION

                                   AGENCY AGREEMENT



                                       BETWEEN



                              DAYTON HUDSON CORPORATION


                                         AND


                          THE FIRST NATIONAL BANK OF CHICAGO






                              Dated as of April 15, 1999


                                  TABLE OF CONTENTS

                                                                            PAGE
SECTION 1.  APPOINTMENT OF CALCULATION AGENT                                   1
SECTION 2.  CALCULATION OF BASE RATES                                          1
SECTION 3.  NEW BASE RATES                                                     2
SECTION 4.  FEES AND EXPENSES                                                  2
SECTION 5.  RIGHTS AND LIABILITIES OF CALCULATION AGENT                        2
SECTION 6.  RIGHT OF CALCULATION AGENT TO OWN FLOATING RATE NOTES              3
SECTION 7.  DUTIES OF CALCULATION AGENT                                        3
SECTION 8.  TERMINATION, RESIGNATION OR REMOVAL OF CALCULATION AGENT           3
SECTION 9.  APPOINTMENT OF SUCCESSOR CALCULATION AGENT                         3
SECTION 10.  INDEMNIFICATION                                                   3
SECTION 11.  MERGER, CONSOLIDATION OR SALE OF BUSINESS BY CALCULATION AGENT    4
SECTION 12.  NOTICES                                                           4
SECTION 13.  BENEFIT OF AGREEMENT                                              4
SECTION 14.  GOVERNING LAW                                                     4
SECTION 15.  AMENDMENTS                                                        5
SECTION 16.  COUNTERPARTS                                                      5


                                                   [Medium-Term Notes, Series I]

                                 INTEREST CALCULATION
                                   AGENCY AGREEMENT

                                       BETWEEN

                              DAYTON HUDSON CORPORATION

                                         AND

                          THE FIRST NATIONAL BANK OF CHICAGO


                              Dated as of April 15, 1999



     DAYTON HUDSON CORPORATION, a Minnesota corporation (the "Issuer"), proposes to issue and sell its Medium-Term Notes, Series I (the "Notes"), from time to time under, and pursuant to, the terms of an Indenture, dated as of October 3, 1996, between the Issuer and The First National Bank of Chicago, as trustee (in such capacity, the "Trustee") (the "Indenture"). All capitalized terms used herein but not defined shall have the meanings as set forth in the Prospectus, dated October 13, 1998, as supplemented by the Prospectus Supplement dated April 15, 1999, which is attached hereto as Exhibit A.

     For the purpose of providing for an agent of the Issuer to (i) calculate the base rates applicable to those Notes on which interest is to accrue at a variable or floating rate ("Floating Rate Notes"), determined by reference to the CD Rate, the Commercial Paper Rate, Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate, or the CMT Rate, (collectively, the "Base Rates") as are specified and described in the form of the Floating Rate Notes, a copy of which is attached hereto as Exhibit B, and (ii) determine the interest payable with respect to the Floating Rate Notes, the Issuer and The First National Bank of Chicago hereby agree as follows:

     SECTION 1. APPOINTMENT OF CALCULATION AGENT. The Issuer hereby appoints The First National Bank of Chicago as Calculation Agent (in such capacity, the "Calculation Agent") of the Issuer with respect to any Floating Rate Notes to be issued by the Issuer under and pursuant to the terms of the Indenture, and the Calculation Agent hereby accepts its obligations as set forth in this Agreement upon the terms and conditions set forth herein.

     SECTION 2. CALCULATION OF BASE RATES. As soon as reasonably practical on or after each Interest Determination Date set forth in a Floating Rate Note (but on or before the applicable Calculation Date provided in such Note), the Calculation Agent shall (i) determine the applicable Base Rate in accordance with such Floating Rate Note and (ii) determine the amount of interest payable on such Floating Rate Note on the applicable Interest Payment Date or maturity, redemption or repayment date, as the case may be, and shall notify the Issuer, the Trustee and the Paying Agent of such Base Rate and amount of interest so payable. If at any time the Calculation Agent is not also acting as Trustee under the Indenture, the Issuer will cause the

Trustee to give the Calculation Agent at least three Business Days notice of each Interest Determination Date. The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to such Floating Rate Note and, if determined, the interest rate with respect to such Floating Rate Note which will become effective on the next Interest Reset Date.

     In the event that the calculation of the applicable Base Rate requires the Calculation Agent to select (i) leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City (in connection with determining the CD Rate), (ii) leading dealers of commercial paper in New York City (in connection with determining the Commercial Paper Rate), (iii) leading brokers of U.S. dollar Federal Funds transactions in New York City (in connection with determining the Federal Funds Rate), (iv) principal London offices of major reference banks in the London interbank market (in connection with determining LIBOR), (v) major money center banks in New York City (in connection with determining the Prime Rate), (vi) leading primary United States government securities dealers (in connection with determining the Treasury Rate), or
(vii) leading primary United States government securities dealers in New York City (in connection with determining the CMT Rate), the Calculation Agent will notify the Issuer, prior to the applicable Calculation Date, in accordance with
Section 12 hereof, of which entities it has so selected; PROVIDED, HOWEVER, that any failure to so notify the Issuer will have no effect on the validity of the Notes.

     SECTION 3. NEW BASE RATES. If the Issuer proposes to issue Floating Rate Notes whose interest rate will be determined on a basis or formula not referred to above (a "New Base Rate"), the Issuer shall give a description of such New Base Rate to the Calculation Agent. The Calculation Agent shall determine if it is able and willing to calculate the New Base Rate and upon its agreement in writing to do so the "Base Rates" shall be deemed to include the New Base Rate. If the Calculation Agent notifies the Issuer that it is not able or willing to calculate the New Base Rate, or that it is only willing to do so on the basis of an increase of its fees not acceptable to the Issuer, the Calculation Agent shall have no responsibility with respect to such New Base Rate and the Issuer shall appoint a different calculation agent to determine the New Base Rate.

     SECTION 4. FEES AND EXPENSES. The Calculation Agent shall be entitled to such compensation for its services under this Agreement as may be agreed upon with the Issuer, and the Issuer shall pay such compensation and shall reimburse the Calculation Agent, upon receiving a statement thereof from the Calculation Agent, for all reasonable out-of-pocket expenses, disbursements and advances (including the fees of any of its agents and attorneys) incurred or made by the Calculation Agent in connection with the services rendered by it under this Agreement, except any such expenses, disbursements or advances attributable to its negligence, willful misconduct or bad faith.

     SECTION 5. RIGHTS AND LIABILITIES OF CALCULATION AGENT. The Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in good faith in reliance upon, any Floating Rate Note or certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or other communication reasonably believed by it to be genuine. Any certificate, affidavit, instruction, notice, request, direction, order, statement or other communication from the Issuer made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to or as permitted by any provisions of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any person whom the Calculation Agent reasonably believes to be a duly authorized officer of the Issuer. With respect to matters of law, the Calculation Agent may consult with counsel satisfactory to it, and the advice or opinion of such counsel shall constitute full and complete authorization and protection of the Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the advice or opinion of such counsel.

     SECTION 6. RIGHT OF CALCULATION AGENT TO OWN FLOATING RATE NOTES. The Calculation Agent may act as Trustee under the Indenture and it, its officers, employees and shareholders may become owners of, or acquire any interests in, Floating Rate Notes, with the same rights as if the Calculation Agent were not the Calculation Agent hereunder, and may engage in, or have an interest in, any financial or other transaction with the Issuer as if the Calculation Agent were not the Calculation Agent hereunder.

     SECTION 7. DUTIES OF CALCULATION AGENT. In acting under this Agreement and in connection with the Floating Rate Notes, the Calculation Agent shall be obligated to perform only such duties as are specifically set forth herein and no other duties or obligations on the part of the Calculation Agent, in its capacity as such, shall be implied by this Agreement. In acting under this Agreement, the Calculation Agent (in its capacity as such) does not assume any obligation towards, or any relationship of agency or trust for or with, the holders of the Notes.

     SECTION 8. TERMINATION, RESIGNATION OR REMOVAL OF CALCULATION AGENT. The Calculation Agent may at any time resign and terminate its obligations under this Agreement by giving no less than 90 days written notice to the Issuer, unless the Issuer consents in writing to a shorter time. Upon receipt of notice of such resignation and termination by the Calculation Agent, the Issuer agrees promptly to appoint a successor Calculation Agent. The Issuer may remove the Calculation Agent at any time by giving written notice to the Calculation Agent and specifying the date when the removal shall become effective; PROVIDED, HOWEVER, that so long as any Floating Rate Notes are outstanding, no resignation or removal, whether by the Calculation Agent or by the Issuer, shall become effective prior to the date of the appointment, by the Issuer, as provided in
Section 9 hereof, of a successor Calculation Agent and the acceptance of such appointment by such successor Calculation Agent. If an instrument of acceptance by a successor Calculation Agent shall not have been delivered to the resigning Calculation Agent within 30 days after its giving of such notice of resignation, the resigning Calculation Agent may petition any court of competent jurisdiction for the appointment of a successor Calculation Agent. Upon resignation or removal of the Calculation Agent pursuant to the provisions of this Section, such Calculation Agent (the "Retiring Calculation Agent") shall be entitled to the payment of any compensation owed to it by the Issuer hereunder and to the reimbursement, upon provision of a statement thereof by the Retiring Calculation Agent, of all reasonable expenses, disbursements and advances incurred or made by the Retiring Calculation Agent in connection with the services rendered by it hereunder, as provided by Section 4 hereof, and the provisions of Section 10 shall remain in effect following such resignation or removal.

     SECTION 9. APPOINTMENT OF SUCCESSOR CALCULATION AGENT. Any successor Calculation Agent appointed by the Issuer or by a court pursuant to this Agreement as a result of the resignation or removal of a Calculation Agent pursuant to the provisions of Section 8 hereof shall execute and deliver to the Retiring Calculation Agent and to the Issuer an instrument accepting such appointment, and thereupon such successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the Retiring Calculation Agent, with like effect as if originally named as Calculation Agent hereunder, and the Retiring Calculation Agent shall thereupon be obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive and accept, copies of any available records maintained by the Calculation Agent in connection with the performance of its obligations hereunder.

     SECTION 10. INDEMNIFICATION. The Issuer shall indemnify and hold harmless the Calculation Agent, its officers and employees from and against all actions, claims, damages, liabilities, losses and reasonable expenses (including legal fees and expenses) which it may incur or sustain relating to or arising out of the exercise by the Calculation Agent of its powers and duties hereunder, except actions, claims, damages, liabilities, losses and expenses caused by the negligence, willful misconduct or bad faith of the Calculation Agent, its officers or employees. This Section 10 shall survive the payment in full of all obligations under the Floating Rate Notes, whether by redemption, repayment or otherwise, the termination of this Agreement, or the resignation or removal of the Calculation Agent.

     SECTION 11. MERGER, CONSOLIDATION OR SALE OF BUSINESS BY CALCULATION AGENT. Any corporation into which the Calculation Agent may be merged, converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent may be a party, or any corporation to which the Calculation Agent may sell or otherwise transfer all or substantially all of its corporate trust business, shall, to the extent permitted by applicable law, become the Calculation Agent under this Agreement without the execution of any document or any further act by the parties hereto; PROVIDED that such successor Calculation Agent shall assume, or be deemed to have assumed, all of the obligations and liabilities of the predecessor Calculation Agent under this Agreement.

     SECTION 12. NOTICES. Any notice or other communication given hereunder shall be delivered in person, sent by letter, telecopy or telex or communicated by telephone (subject, in the case of communication by telephone, to written confirmation dispatched within 24 hours) to the addresses given below or such other address as the party to receive such notice may have previously specified:

To the Issuer:

          Dayton Hudson Corporation
          777 Nicollet Mall
          Minneapolis, MN 55402

          Attention: Treasurer
          Telecopy: (612) 370-5508

To the Calculation Agent or to the Trustee:

          The First National Bank of Chicago
          One First National Plaza
          Suite 0126
          Chicago, Illinois 60670-0126

          Attention: Corporate Trust Department
          Telecopy: (312) 407-4656

Any notice hereunder given by letter, telecopy or telex shall be deemed to have been received when it would have been received in the ordinary course of post or transmission, as the case may be.

     SECTION 13. BENEFIT OF AGREEMENT. Except as provided herein this Agreement is solely for the benefit of the parties hereto and their successors and assigns and no other person shall acquire or have any rights under or by virtue hereof.

     SECTION 14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 15. AMENDMENTS. This Agreement may only be amended by a writing signed by the parties hereto.

     SECTION 16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been entered into the date and year first above written.

                                        DAYTON HUDSON CORPORATION


                                        By:/s/ Stephen C. Kowalke
                                           -----------------------------------
                                           Name:  Stephen C. Kowalke
                                           Title:  Vice President and Treasurer


                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By:/s/ R. Tarnas
                                           ----------------------------
                                           Name: R. Tarnas
                                           Title: Vice President